Oz Management Reports First Quarter 2019 Results
Dividend of $0.37 per Class A Share
NEW YORK, May 9, 2019 – Och-Ziff Capital Management Group Inc. (NYSE: OZM) (the “Company” or “Oz Management”) today reported GAAP net income attributable to Class A Shareholders (“GAAP Net Income”) of $37.1 million, or $1.81 per basic and $1.73 per diluted Class A Share, for the first quarter of 2019.
Summary

•	Distributable Earnings of $30.0 million, or $0.55 per Adjusted Class A Share for the first quarter of 2019.

•	A cash dividend of $0.37 per Class A Share was declared for the first quarter of 2019, payable on May 28, 2019, to holders of record on May 20, 2019.

•	Oz Master Fund, the Company’s largest multi-strategy fund, was up 9.5% gross and 7.9% net for the first quarter of 2019.

•	Oz Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, was up 3.2% gross and 2.3% net for the first quarter of 2019.

•	As of May 1, 2019, estimated assets under management were $32.4 billion, with Oz Master Fund generating an estimated 3.3% net return in April 2019.

•	The outstanding senior term loan facility balance is $55.0 million, reflecting a $120.0 million pay down in the first quarter of 2019, followed by an additional $25.0 million paid on May 8, 2019.

•	The Company changed its tax status to a corporation effective April 1, 2019, and changed its corporate form to a Delaware corporation effective May 9, 2019.
Rob Shafir, CEO of Oz Management, said, “I am pleased with our solid start to 2019. We have had strong investment performance and are making material progress towards our strategic objectives for the year.”

RECENT DEVELOPMENTS
Recapitalization
In February 2019, the Company completed a recapitalization of its business (the “Recapitalization”). As part of the Recapitalization, a portion of the interests held by its former executive managing directors in the Company’s principal operating subsidiaries (the “Oz Operating Group”) were reallocated to current members of senior management. In addition, the Company restructured the previously outstanding $400.0 million of existing Preferred Units into $200.0 million of new Preferred Units and $200.0 million of new Debt Securities. Additionally, the Company repaid $100.0 million of the debt outstanding under its senior term loan facility and terminated the $100.0 million of undrawn commitments under its revolving credit facility. Since December 31, 2018, the Company has paid down $145.0 million of the debt outstanding under its senior term loan facility, including $25.0 million on May 8, 2019.
Change of Tax Status Election to Corporation
The Company (i) changed its tax classification from a partnership to a corporation effective April 1, 2019 and (ii) subsequently converted from a Delaware limited liability company into a Delaware corporation effective May 9, 2019.
GAAP NET INCOME ATTRIBUTABLE TO CLASS A SHAREHOLDERS
For the first quarter of 2019, Oz Management reported GAAP Net Income of $37.1 million, or $1.81 per basic and $1.73 per diluted Class A Share, compared to GAAP Net Income of $3.5 million, or $0.18 per basic and diluted Class A Share, for the first quarter of 2018.
The increase in GAAP Net Income for the first quarter of 2019 compared to the first quarter of 2018 was primarily due to an adjustment to the redemption value of Preferred Units recognized during the first quarter of 2019 in connection with the Recapitalization. Partially offsetting this increase in GAAP Net Income were higher compensation and benefits, primarily due to Recapitalization-related equity-based compensation grants. Management fees were also lower, primarily due to lower assets under management in multi-strategy funds, partially offset by higher assets under management in Institutional Credit Strategies.
DISTRIBUTABLE EARNINGS (NON-GAAP)
For the first quarter of 2019, Oz Management reported Distributable Earnings of $30.0 million, or $0.55 per Adjusted Class A Share, compared to Distributable Earnings of $45.3 million, or $0.82 per Adjusted Class A Share, for the first quarter of 2018.
The decline in earnings for the first quarter of 2019 compared to the first quarter of 2018 was primarily due to higher bonus expense as a result of reversals of deferred cash compensation due to forfeitures in the first quarter of 2018. Also contributing to the decline were lower management fees, primarily due to lower assets under management in multi-strategy funds, partially offset by higher assets under management in Institutional Credit Strategies.
Distributable Earnings and Distributable Earnings per Adjusted Class A Share are non-GAAP measures. For information on and reconciliations of the Company’s non-GAAP measures to the respective GAAP measures, please see Exhibits 2 through 4 that accompany this press release.

ASSETS UNDER MANAGEMENT

			Year-Over-Year Change
(dollars in billions)	March 31, 2019	March 31, 2018	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation	Total	%

Multi-strategy funds	$10.3	$13.3	$(2.7)	$(0.6)	$0.3	$(3.0)	-23%
Credit
Opportunistic credit funds	5.8	5.4	0.2	(0.1)	0.2	0.4	7%
Institutional Credit Strategies	13.4	11.2	2.6	(0.3)	(0.1)	2.2	20%
Real estate funds	2.7	2.5	0.2	(0.1)	—	0.2	7%
Other	0.2	0.4	(0.2)	—	—	(0.2)	-49%
Total	$32.3	$32.8	$0.1	$(1.0)	$0.4	$(0.5)	-2%
Totals may not sum due to rounding.
The year-over-year decrease in assets under management was driven primarily by net outflows in the Company’s multi-strategy funds, primarily Oz Master Fund, partially offset by the closing of additional CLOs and an aircraft securitization within Institutional Credit Strategies. The net outflows include approximately $558.1 million to former executive managing directors, the majority of which relate to the anticipated redemptions disclosed in the Company’s Form 8-K filed on December 6, 2018 (the “Liquidity Redemption”).
Since March 31, 2019, estimated assets under management increased to $32.4 billion as of May 1, 2019, which includes approximately $335.0 million to former executive managing directors, the majority of which relates to the Liquidity Redemption.
Please see the detailed assets under management and fund information on Exhibits 5 through 7 that accompany this press release.
CONFERENCE CALL
Robert Shafir, Chief Executive Officer, and Thomas Sipp, Chief Financial Officer, will host a conference call today, May 9, 2019, 8:30 a.m. Eastern Time to discuss the Company’s first quarter 2019 results. The call can be accessed by dialing +1-866-393-4306 (in the U.S.) or +1-734-385-2616 (international), passcode 3937005. A simultaneous webcast of the call will be available on the Public Investors page of the Company’s website (www.ozm.com). For those unable to listen to the live broadcast, a webcast replay will also be available on the Company’s website as noted above.

About Oz Management
Oz Management is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai and Shanghai. The Company provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Oz Management seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. The Company’s funds invest across multiple strategies and geographies, consistent with the investment objectives of each fund. The global investment strategies employed include convertible and derivative arbitrage, corporate credit, global equities, merger arbitrage, private investments, real estate and structured credit. As of May 1, 2019, Oz Management had approximately $32.4 billion in assets under management. For more information, please visit the Company’s website (www.ozm.com).

Investor Relations Contact	Media Relations Contact
Elise King	Jonathan Gasthalter
+1-212-719-7381	Gasthalter & Co. LP
investorrelations@ozm.com	+1-212-257-4170
jg@gasthalter.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the settlements with the SEC and the DOJ; whether the Company realizes all or any of the anticipated benefits from the Recapitalization and other related transactions; whether the Recapitalization and other related transactions result in any increased or unforeseen costs, indemnification obligations or have an impact on the Company’s ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2018, dated March 15, 2019, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise. This press release does not constitute an offer of any Oz Management fund.
The Company files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act of 1934, as amended, with the SEC. The Company makes available free of charge on its website (www.ozm.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendments to those filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The Company also uses its website to distribute company information, and such information may be deemed material. Accordingly, investors should monitor the Company’s website, in addition to its press releases, SEC filings and public conference calls and webcast.

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP INC
Consolidated Statements of Comprehensive Income (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenues
Management fees	$63,623	$72,450
Incentive income	53,198	50,834
Other revenues	3,769	4,542
Income of consolidated funds	2,604	584
Total Revenues	123,194	128,410

Expenses
Compensation and benefits	85,715	68,924
Interest expense	6,208	6,598
General, administrative and other	37,788	37,850
Expenses of consolidated funds	55	84
Total Expenses	129,766	113,456

Other Income
Net losses on early retirement of debt	(5,458)	—
Net gains on investments	2,689	312
Net gains of consolidated funds	3,746	492
Total Other Income	977	804

Income (Loss) Before Income Taxes	(5,595)	15,758
Income taxes	3,386	3,012
Consolidated and Comprehensive Net (Loss) Income	(8,981)	12,746
Less: Net loss (income) attributable to noncontrolling interests	7,234	(8,635)
Less: Net (income) loss attributable to redeemable noncontrolling interests	(5,534)	(621)
Net (Loss) Income Attributable to Och-Ziff Capital Management Group Inc.	(7,281)	3,490
Less: Change in redemption value of Preferred Units	44,364	—
Net Income Attributable to Class A Shareholders	$37,083	$3,490

Earnings per Class A Share
Income per Class A Share - basic	$1.81	$0.18
Income per Class A Share - diluted	$1.73	$0.18
Weighted-average Class A Shares outstanding - basic	20,475,359	19,223,092
Weighted-average Class A Shares outstanding - diluted	21,491,970	45,678,707

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP INC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Net Income Attributable to Class A Shareholders	$37,083	$3,490
Change in redemption value of Preferred Units	(44,364)	—
Net (Loss) Income Attributable to Och-Ziff Capital Management Group Inc.	(7,281)	3,490
Net (loss) income attributable to Group A Units	(7,369)	8,370
Equity-based compensation, net of RSUs settled in cash	37,223	21,895
Adjustment to recognize deferred cash compensation in the period of grant	2,568	12,783
Recapitalization-related non-cash interest expense accretion	2,311	—
Income taxes	3,386	3,012
Net losses on early retirement of debt	5,458	—
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	2,377	(162)
Depreciation, amortization and net gains and losses on fixed assets	2,411	2,372
Other adjustments	(3,307)	982
Economic Income—Non-GAAP	37,777	52,742
Tax receivable agreement and other payables—Non-GAAP(1)	(7,744)	(7,463)
Distributable Earnings—Non-GAAP	$30,033	$45,279

Weighted-Average Class A Shares Outstanding	20,475,359	19,223,092
Weighted-Average Partner Units	29,613,012	32,291,964
Weighted-Average Class A Restricted Share Units (RSUs)	4,606,223	3,475,715
Weighted-Average Adjusted Class A Shares	54,694,594	54,990,771

Distributable Earnings Per Adjusted Class A Share—Non-GAAP	$0.55	$0.82
(1) Presents an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented. These amounts are grossed-up for Och - Ziff Capital Management Group Inc’s ownership percentage in the Oz Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP INC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Management fees—GAAP	$63,623	$72,450
Adjustment to management fees(1)	(3,608)	(4,741)
Management Fees—Economic Income Basis—Non-GAAP	60,015	67,709

Incentive Income—Economic Income Basis—GAAP and Non-GAAP	53,198	50,834

Other revenues—GAAP	3,769	4,542
Adjustment to other revenues(2)	—	(39)
Other Revenues—Economic Income Basis—Non-GAAP	3,769	4,503
Total Revenues—Economic Income Basis—Non-GAAP	$116,982	$123,046

Compensation and benefits—GAAP	$85,715	$68,924
Adjustment to compensation and benefits(3)	(42,169)	(35,905)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$43,546	$33,019

Interest expense—GAAP	$6,208	$6,598
Adjustment to interest expense(4)	(2,311)	—
Interest Expense—Economic Income Basis—Non-GAAP	$3,897	$6,598

General, administrative and other expenses—GAAP	$37,788	$37,850
Adjustment to general, administrative and other expenses(5)	(6,026)	(7,152)
General, Administrative and Other Expenses—Economic Income Basis—Non-GAAP	$31,762	$30,698

Net gains on investments—GAAP	$2,689	$312
Adjustment to net gains on investments(6)	(2,689)	(312)
Net Losses on Investments—GAAP	$—	$—

Net (loss) income attributable to noncontrolling interests—GAAP	$(7,234)	$8,635
Adjustment to net (loss) income attributable to noncontrolling interests(7)	7,234	(8,646)
Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$—	$(11)
See Exhibit 4 for footnote references.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP INC
Non-GAAP Measures
Footnotes to Reconciliations

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated funds is also removed.

(2)	Adjustment to exclude gains on fixed assets.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. In addition, expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP. Distributions to the Group D Units are also excluded, as management reviews operating performance at the Oz Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude non-cash interest expense accretion on Debt Securities issued in exchange for Preferred Units in connection with the Recapitalization. Upon exchange, Debt Securities were recognized at fair value and are being accreted to par value over time through interest expense for GAAP; however, management does not consider this interest accretion to be reflective of the operating performance of the Company.

(5)
Adjustment to exclude depreciation, amortization and losses on fixed assets, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(6)	Adjustment to exclude gains and losses on investments, as management does not consider these items to be reflective of the operating performance of the Company.

(7)
Adjustment to exclude amounts attributable to the executive managing directors on their interests in the Oz Operating Group, as management reviews the operating performance of the Company at the Oz Operating Group level. The Company conducts substantially all of its activities through the Oz Operating Group.

Non-GAAP Financial Measures
Distributable Earnings is a measure of operating performance that equals Economic Income less amounts related to the tax receivable agreement and other payables. Economic Income excludes the adjustments described above that are required for presentation of the Company’s results on a GAAP basis. These measures are non-GAAP measures and should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies. These measures are presented to provide a more comparable view of the Company’s core operating results year-over-year.
For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its current and former executive managing directors in the Oz Operating Group (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”), have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). As of March 31, 2019, there were 3,410,000 Group P Units outstanding and 1,000,000 performance-based restricted share units (“PSUs”). Group P Units and PSUs do not participate in the economics of the Company until certain service and market-performance conditions are met; therefore, the Company will not include the Group P Units or PSUs in Adjusted Class A Shares until such conditions are met. As of March 31, 2019, the service and market-performance conditions had not yet been met.
Management uses Distributable Earnings and Economic Income, among other financial information, as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions, as well as to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors. Management considers it important that investors review the same operating information that it uses.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP INC
Summary of Changes in Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Three Months Ended March 31, 2019
	December 31, 2018	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	March 31, 2019

Multi-strategy funds	$10,420,858	$(886,353)	$(21,278)	$779,324	$10,292,551
Credit
Opportunistic credit funds	5,751,411	(63,530)	(26,972)	126,209	5,787,118
Institutional Credit Strategies	13,491,734	13,506	(107,147)	(32,450)	13,365,643
Real estate funds	2,577,040	75,470	—	(22)	2,652,488
Other	286,635	(62,868)	—	379	224,146
Total	$32,527,678	$(923,775)	$(155,397)	$873,440	$32,321,946

	Three Months Ended March 31, 2018
	December 31, 2017	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	March 31, 2018

Multi-strategy funds	$13,695,040	$(551,670)	$(103,968)	$285,828	$13,325,230
Credit
Opportunistic credit funds	5,513,618	(98,840)	(115,985)	126,198	5,424,991
Institutional Credit Strategies	10,136,991	1,031,630	—	7,485	11,176,106
Real estate funds	2,495,190	—	(23,676)	(16)	2,471,498
Other	587,723	(570)	(154,171)	5,752	438,734
Total	$32,428,562	$380,550	$(397,800)	$425,247	$32,836,559

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product. CLOs included within Institutional Credit Strategies are reflected at principal value and any change in appreciation/(depreciation) reflects a change in the par value of the underlying collateral within the CLOs, or foreign currency translation changes in the measurement of assets under management of the Company’s European CLOs.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP INC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Returns for the Three Months Ended March 31,				Annualized Returns Since Inception Through March 31, 2019
			2019		2018
	2019	2018	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
Oz Master Fund(2)	$9,191,339	$11,241,001	9.5%	7.9%	3.0%	2.1%	16.3%	(2)	11.4%	(2)
Oz Enhanced Master Fund	886,834	642,820	15.0%	12.7%	5.1%	3.8%	14.0%		9.5%
Other funds	214,378	1,441,409	n/m	n/m	n/m	n/m	n/m		n/m
	10,292,551	13,325,230
Credit
Opportunistic credit funds:
Oz Credit Opportunities Master Fund	1,726,050	1,723,981	3.2%	2.3%	4.2%	2.8%	16.2%		11.8%
Customized Credit Focused Platform	3,207,350	3,031,073	4.8%	3.6%	2.9%	2.3%	17.9%		13.5%
Closed-end opportunistic credit funds	447,976	220,228	See table below for return information on the Company’s closed-end opportunistic credit funds.
Other funds	405,742	449,709	n/m	n/m	n/m	n/m	n/m		n/m
	5,787,118	5,424,991
Institutional Credit Strategies	13,365,643	11,176,106	See the second following page for information on the Company’s Institutional Credit Strategies.
	19,152,761	16,601,097

Real estate funds	2,652,488	2,471,498	See the third following page for information on the Company’s real estate funds.

Other	224,146	438,734	n/m	n/m	n/m	n/m	n/m		n/m

Total	$32,321,946	$32,836,559
n/m not meaningful
Please see the last page of this Exhibit 6 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP INC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Inception to Date as of March 31, 2019
					IRR
	2019	2018	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
Oz European Credit Opportunities Fund (2012-2015)(7)	$1,455	$47,137	$459,600	$305,487	15.7%	11.8%	1.5x
Oz Structured Products Domestic Fund II (2011-2014)(7)	61,966	79,729	326,850	326,850	19.8%	15.7%	2.1x
Oz Structured Products Offshore Fund II (2011-2014)(7)	64,360	81,920	304,531	304,531	17.3%	13.6%	1.9x
Oz Structured Products Offshore Fund I (2010-2013)(7)	6,095	5,906	155,098	155,098	23.9%	19.1%	2.1x
Oz Structured Products Domestic Fund I (2010-2013)(7)	5,350	5,358	99,986	99,986	22.7%	18.1%	2.0x
Other funds	308,750	178	309,000	—	n/m	n/m	n/m
	$447,976	$220,228	$1,655,065	$1,191,952
n/m not meaningful
Please see the last page of this Exhibit 6 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP INC
Fund Information — continued (Unaudited)
(dollars in thousands)

			Assets Under Management as of March 31,
Institutional Credit Strategies	Initial Closing Date (Most Recent Refinance Date)	Deal Size	2019	2018
CLOs:
OZLM I	July 19, 2012 (July 24, 2017)	$523,550	$496,427	$496,487
OZLM II	November 1, 2012 (August 29, 2018)	567,100	508,375	508,455
OZLM III	February 20, 2013 (December 15, 2016)	653,250	608,231	608,049
OZLM IV	June 27, 2013 (September 15, 2017)	615,500	539,329	539,700
OZLM VI	April 16, 2014 (April 17, 2018)	621,250	596,133	594,833
OZLM VII	June 26, 2014 (July 17, 2018)	636,775	596,434	792,305
OZLM VIII	September 9, 2014 (November 15, 2018)	622,250	597,424	594,514
OZLM IX	December 22, 2014 (November 8, 2018)	510,208	500,402	498,466
OZLM XI	March 12, 2015 (August 18, 2017)	541,532	515,929	515,451
OZLM XII	May 28, 2015 (September 18, 2018)	565,650	548,622	548,126
OZLM XIII	August 6, 2015 (September 18, 2018)	511,600	494,476	494,344
OZLM XIV	December 21, 2015 (June 4, 2018)	507,420	501,227	501,066
OZLM XV	December 20, 2016	409,250	395,554	395,663
OZLME I	December 15, 2016	430,490	447,109	489,818
OZLM XVI	June 8, 2017	410,250	399,788	400,689
OZLM XVII	August 3, 2017	512,000	498,023	497,707
OZLME II	September 14, 2017	494,708	444,332	488,048
OZLM XIX	November 21, 2017	610,800	600,513	599,644
OZLM XXI	January 26, 2018	510,600	500,572	500,620
OZLME III	January 31, 2018	509,118	447,224	491,386
OZLM XXII	February 22, 2018	509,200	463,697	466,905
OZLM XVIII	April 4, 2018	508,000	498,705	—
OZLM XX	May 11, 2018	464,150	446,937	—
OZLME IV	August 1, 2018	479,385	449,838	—
OZLME V	December 11, 2018	471,987	449,974	—
		13,196,023	12,545,275	11,022,276
STARR 2018-1	June 27, 2018	696,000	573,084	—
Other funds	n/a	n/a	247,284	153,830
		$13,892,023	$13,365,643	$11,176,106

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP INC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Inception to Date as of March 31, 2019
				Total Investments					Realized/Partially Realized Investments(8)
	2019	2018	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$13,578	$13,402	$408,081	$386,298	$836,259	25.4%	16.0%	2.2x	$372,720	$836,306	26.8%	2.2x
Och-Ziff Real Estate Fund II (2011-2014)(7)	100,904	152,257	839,508	762,588	1,512,869	32.9%	21.5%	2.0x	718,888	1,430,768	33.1%	2.0x
Och-Ziff Real Estate Fund III (2014-2019)	1,483,435	1,461,547	1,500,000	968,036	1,528,878	31.4%	21.1%	1.6x	526,695	983,442	37.7%	1.9x
Och-Ziff Real Estate Credit Fund I (2015-2020)(13)	725,200	697,647	736,225	143,346	178,753	n/m	n/m	n/m	54,186	68,106	n/m	n/m
Other funds	329,371	146,645	443,835	222,875	306,412	n/m	n/m	n/m	61,373	111,172	n/m	n/m
	$2,652,488	$2,471,498	$3,927,649	$2,483,143	$4,363,171				$1,733,862	$3,429,794

	Unrealized Investments as of March 31, 2019
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$13,578	$(47)	0.0x
Och-Ziff Real Estate Fund II (2011-2014)(7)	43,700	82,101	1.9x
Och-Ziff Real Estate Fund III (2014-2019)	441,341	545,436	1.2x
Och-Ziff Real Estate Credit Fund I (2015-2020)(13)	89,160	110,647	n/m
Other funds	161,502	195,240	n/m
	$749,281	$933,377
n/m not meaningful
Please see the last page of this Exhibit 6 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP INC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the Oz Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Oz Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Oz Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the Oz Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of March 31, 2019, the gross and net annualized returns since the Oz Master Fund’s inception on January 1, 1998 were 12.7% and 8.6%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of March 31, 2019, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid, and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of March 31, 2019. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of March 31, 2019.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of March 31, 2019, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	This fund has invested less than half of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP INC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)
Longer-Term Assets Under Management
As of March 31, 2019, approximately 63% of the Company’s assets under management were subject to initial commitment periods of three years or longer. Incentive income on these assets, if any, is based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but that has not yet been recognized in our revenues. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	March 31, 2019
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$414,409	$7,380
Credit
Opportunistic credit funds	3,904,029	152,859
Institutional Credit Strategies	13,194,489	—
Real estate funds	2,652,487	99,622
Other	224,147	—
	$20,389,561	$259,861
The Company generally recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at or near the end of their respective commitment periods, which are generally three to five years, when such amounts are probable of not significantly reversing. The Company may begin recognizing incentive income related to assets under management in its closed-end opportunistic credit funds and real estate funds after the conclusion of their respective investment period, when such amounts are probable of not significantly reversing. However, these investment periods may generally be extended for an additional one to two years. See Exhibit 6 for fund investment periods.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP INC
Financial Supplement (Unaudited)
As of April 1, 2019

Investors by Geography(1)		Investors by Type(1)
North America	70%	Pensions	47%
Asia and Other	17%	Corporate, Institutional and Other	19%
Europe	13%	Private Banks	11%
		Fund-of-Funds	7%
Assets Under Management by Geography(2)		Foundations and Endowments	6%
North America	75%	Family Offices and Individuals	5%
Europe	21%	Related Parties	5%
Asia	4%

(1)
Presents the composition of the Company’s fund investor base across its funds excluding investors in securitization vehicles within Institutional Credit Strategies products, which are held by various types of investors.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.